UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Hexagon

On May 19, 2014, Lilis Energy, Inc. (the “Company”) received an extension from Hexagon, LLC (“Hexagon”), its largest creditor, of the maturity date under its three loan agreements with Hexagon, entered into in January, March and April 2010 (the “Term Loans”). The maturity dates under the Term Loans have been extended from May 16, 2014 to August 15, 2014. As of May 16, 2014, there was an aggregate of $18.8 million outstanding under the Term Loans, which are collateralized by mortgages against a portion of the Company’s developed and undeveloped leasehold acreage.

In connection with the extension, Hexagon and the Company agreed in principal to the settlement of all amounts outstanding under the Term Loans, pursuant to which (1) the Company will make a cash payment of $5.0 million no later than May 30, 2014 (the “First Cash Payment”), (2) the Company will make a cash payment of $5.0 million no later than June 30, 2014 (the “Second Cash Payment” and together with the First Cash Payment, the “Cash Payments”), (3) the Company will issue to Hexagon a two-year $6 million unsecured note (the “Hexagon Replacement Note”), bearing interest at an annual rate of 8%, requiring principal and interest payments of $90,000 per month, and (4) the Company will issue to Hexagon 943,208 shares of unregistered common stock. The parties have also agreed that if either of the Cash Payments is not made on time, an additional $1.0 million in principal will be added to the Hexagon Replacement Note, and if the Hexagon Replacement Note is not retired by December 31, 2014, the Company will issue an additional 1.0 million shares of its common stock to Hexagon. Finally, Hexagon will not, until the earlier of June 30, 2014 or the date the Company achieves sustained average trading volume in excess of 100,000 shares per day for at least ten consecutive trading days, sell or otherwise transfer for value any shares of the Company’s common stock or any securities convertible into the Company’s common stock, and that thereafter until December 31, 2014, Hexagon will not sell or otherwise transfer for value more than 10,000 shares per week of the Company’s common stock or any securities convertible into the Company’s common stock.

Debentures

Also on May 19, 2014, the holders of the Company’s 8% Senior Secured Convertible Debentures (the “Debentures”), agreed to extend the maturity date under the Debentures from May 16, 2014 to August 15, 2014.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 16, 2014, A. Bradley Gabbard, the Company’s Chief Financial Officer announced his decision to resign from his positions as an officer and a director of the Company effective immediately, in order to pursue other interests. Mr. Gabbard’s resignation was not due to any disagreement with the Company, the Board of Directors or the Company’s management.

Also on May 16, 2014, the Board of Directors of the Company appointed Eric Ulwelling, who is currently the Company’s Chief Accounting Officer and Controller, to the position of Interim Chief Financial Officer, effective immediately. Mr. Ulwelling, age 36, joined the Company in 2012 as Controller. From 2009-2011, Mr. Ulwelling served as a controller with Applied Natural Gas Fuels, Inc. From 2006 to 2009, he worked as an auditor with Singer Lewak, servicing publicly traded companies, and prior to that worked as an auditor with Pannell Kerr Forster. Mr. Ulwelling received a Bachelor of Science in Accounting from California State University of Fullerton, in 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	LILIS ENERGY, INC.

	By:	/s/ Abraham Mirman
Chief Executive Officer

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